UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 29, 2024

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.60 par value	CWCO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 29, 2024 (the “Settlement Date”), Consolidated Water Co. Ltd. (the “Company”), through its Netherlands subsidiary, Consolidated Water Coöperatief, U.A. (“CW-Coöperatief”); its Mexico subsidiary, N.S.C. Agua, S.A. de C.V. (“NSC”); and its indirect Mexico subsidiary, Aguas de Rosarito S.A.P.I. de C.V. (“AdR”), entered into a settlement agreement (the “Settlement Agreement”) with the Government of Baja California (the “BC Government”) and Banco Nacional de Obras y Servicios Públicos, S.N.C., as trustee under the trust agreement for the trust named Fondo Nacional de Infraestructura (the “Trust”).

The Settlement Agreement was executed to resolve a previously disclosed dispute that arose in connection with the public-private partnership agreement (the “APP Contract”) dated August 22, 2016 between AdR, the Comisión Estatal del Agua de Baja California (“CEA”), the Comisión Estatal de Servicios Públicos de Tijuana (“CESPT”), and the BC Government. Under the APP Contract, AdR was to develop, build and operate a desalination plant and its accompanying pipelines in Playas de Rosarito, Baja California (the “Project”).

On June 29, 2020, CEA and CESPT sent a notice to AdR terminating the APP Contract and inviting AdR to submit a request for the reimbursement of Project-related expenses in accordance with the APP Contract and Mexican law governing the APP Contract. AdR disputed the lawfulness of the termination and submitted a reimbursement request on August 28, 2020. On April 16, 2021, CW-Coöperatief, NSC and AdR notified the United Mexican States (“Mexico”) that a dispute had arisen between CW-Coöperatief, NSC and AdR, on the one hand, and Mexico, on the other, under the Agreement on Promotion, Encouragement and Reciprocal Protection of Investments between the Kingdom of the Netherlands and Mexico (the “Treaty”), in connection with the termination of the APP Contract and AdR’s reimbursement request (the “Dispute”).

On February 7, 2022, CW-Coöperatief submitted a Request for Arbitration, on its own behalf and on behalf of NSC and AdR, to the International Centre for Settlement of Investment Disputes (“ICSID”), requesting arbitration of the Dispute under the Treaty, which request was registered under the case styled “Consolidated Water Coöperatief, U.A. v. United Mexican States” (Case No. ARB/22/6) (the “Arbitration”).

On May 10, 2022, CW-Coöperatief and Mexico agreed to postpone the appointment of the arbitral tribunal in the interest of facilitating discussions between CW-Coöperatief, NSC and the BC Government to settle the Dispute amicably. Subsequently, CW-Coöperatief and Mexico agreed to successive extensions of this postponement. The Settlement Agreement is a result of the discussions between CW-Coöperatief, NSC and Mexico.

Under the Settlement Agreement, within two business days of the Settlement Date, CW-Coöperatief was required to request that ICSID discontinue the Arbitration (the “Discontinuance Request”). On the Settlement Date, CW-Coöperatief sent the Discontinuance Request, and on May 31, 2024 ICSID issued an order discontinuing the Arbitration. The Trust is required to purchase the 20.1 hectares of land on which the Project’s plant was to be constructed, including related rights of way (the “Land”), on an “as-is” basis, from NSC for MXN$596,144,000 (or approximately US$35,171,000, based upon the MXN$-US$ exchange rate published by the Bank of Mexico on the Settlement Date (the “Exchange Rate”)).  NSC previously acquired the Land for approximately US$24.2 million through a series of transactions that began in 2012.  The closing day for the sale of the Land to the Trust is scheduled on June 10, 2024.

Within ten business days of the closing day for the sale of the Land to the Trust, the BC Government and NSC are required to execute an agreement on terms acceptable to NSC, pursuant to which the BC Government will pay at least MXN$20,000,000 (or approximately US$1,180,000, based upon the Exchange Rate) to NSC to purchase certain documentation owned by NSC relating to the Project (the “Project Documentation”).

Once the parties to the Settlement Agreement have fully discharged their respective obligations described above: (i) the parties will be released from all obligations owed to each other in connection with the APP Contract, the Dispute, and the Arbitration; and (ii) no party to the Settlement Agreement may institute any legal proceedings against another party thereto with respect to the matters which have been addressed by the Settlement Agreement.

The Settlement Agreement and any matter arising out of or in connection with it are governed by the federal laws of Mexico.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The Settlement Agreement is provided to give investors information regarding the agreement’s terms. It is not provided to give investors factual information about the Company, CW-Coöperatief, NSC and AdR or any other parties thereto. In addition, the representations, warranties and covenants contained in the Settlement Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Settlement Agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Settlement Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Settlement Agreement and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, CW-Coöperatief, NSC or AdR.

Forward Looking Statements This Current Report on Form 8-K contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995). These statements express the Company’s current expectation of future events or its future performance and do not relate directly to historical or current events. As such, the Company’s future actions and related results may vary from any expectations or goals expressed in, or implied by, the forward-looking statements included in this Current Report, possibly to a material degree. The Company can offer no assurance that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any long-term goals will be realized. All forward-looking statements included in this Current Report speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise. The Company can offer no assurance that the sales of the Land and the Project Documentation will be consummated as required under the Settlement Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets

To the extent required by Item 2.01 of Form 8-K, the information relating to the consummation of the transaction contained or incorporated elsewhere in this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On June 4, 2024, the Company issued a press release announcing the transaction described in Item 1.01, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1

Settlement Agreement dated May 28, 2024 among Consolidated Water Coöperatief, U.A.; N.S.C. Agua, S.A. de C.V.; Aguas de Rosarito S.A.P.I. de C.V.; the Government of Baja California; and Banco Nacional de Obras y Servicios Públicos, S.N.C., as trustee under the trust agreement for Fondo Nacional de Infraestructura.

99.1	Press Release dated June 4, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

	By:	/s/ David W. Sasnett
	Name:	David W. Sasnett
	Title:	Executive Vice President & Chief Financial Officer

Date: June 4, 2024

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